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                                                                   Exhibit 23.1


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the Amended and Restated 1998 Equity Compensation Plan and the 2000 Equity Compensation Plan of Arena Pharmaceuticals, Inc., of our report dated January 15, 2001, with respect to the financial statements of Arena Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                           /s/ Ernst & Young LLP
                                           ERNST & YOUNG LLP


San Diego, California
March 20, 2001